[MAYER RISPLER & COMPANY, P.C. LETTERHEAD]






               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



Allou Health & Beauty Care, Inc.
Brentwood, New York

               We hereby consent to the incorporation by reference in Registration Statements on Form S-8, Registration Numbers 33-65020 and 33-65022, both as filed with the Securities and Exchange Commission on June 25, 1993 and to the inclusion in the Allou Health & Beauty Care, Inc.'s Annual Report on Form 10-K for the year ended March 31, 1996 of our report dated June 17, 1996 relating to the consolidated financial statements and schedules of Allou Health & Beauty Care, Inc. and subsidiaries.


                                     /s/ MAYER RISPLER & COMPANY, P.C.
                                     Mayer Rispler & Company, P.C.
                                     Certified Public Accountants


June 27, 1996
New York, New York